Exhibit 10.1
Executed Version
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT No. 6 TO PURCHASE AGREEMENT COM0270-15

This Amendment No. 6 COM0198-18 (the “Amendment No. 6”), dated as of June 29, 2018 (“Amendment No.6”) is between Embraer S.A. (“Embraer”) and Aircastle Holding Corporation Limited (“Buyer”) collectively referred to herein as the “Parties”, and constitutes an amendment and modification to Purchase Agreement COM0270-15 dated June 12th, 2015 as amended from time to time (the “Purchase Agreement”).
All capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Amendment No. 6 and the Purchase Agreement, this Amendment No. 6 shall control.

WHEREAS, the Parties have agreed to change the Compliance with Laws clause.

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged, Embraer and Buyer hereby agree as follows:

1.	COMPLIANCE WITH LAWS

The Article 26 is hereby deleted and replaced in its entirety by the following:

“Each Party represents and warrants to the other Party hereto that, in connection with this Agreement (including the negotiation, execution, or performance thereof), it has not violated and will not violate the ABC Legislation (defined below). For the avoidance of doubt, neither Party, in respect to this Agreement, has offered, made, promised, or authorized, nor shall offer, make, authorize, or promise, directly or indirectly, any improper or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any improper benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official” under any circumstances where one could reasonably anticipate such action may potentially impact a business decision of either Party in the context of this Agreement or the subject matter hereof. For the purpose of this Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party or party official, (h) a member of a royal family or member of the military, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described in (a) through (i) above.

Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly to such policies and procedures with regard to the other Party.

[***].

The foregoing representations are made on a continuing basis and shall hold true until termination or expiration of this Agreement.

[***].

Where:
“ABC Legislation” means (a) with respect to a Party, any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Agreement addressing anti-corruption or to enforce or implement either the United

Nations Convention against Corruption (being the subject of General Resolution 58/4 of 31 October 2003 of the General Assembly of the United Nations) or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted on 21 November 1997; (b) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and the Clean Company Act, as amended; and (c) any applicable anti-money laundering laws and regulations.”
2. REINSTATEMENT OF PURCHASE AGREEMENT
All other provisions and conditions of the referenced Purchase Agreement, as well as its related Attachments, which are not specifically modified by this Amendment No. 6 shall remain in full force and effect without any change.
3. COUNTERPARTS
This Amendment No. 6 may be signed by the parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

This Amendment No. 6 may be signed by facsimile with originals duly signed to follow by an internationally recognized courier.

[INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 6 to be effective as of the date first written above.

EMBRAER S.A.	AIRCASTLE HOLDING CORPORATION LIMITED
By /s/ Mauro Kern Name: Mauro Kern Title: Engineering Vice President, Engineering and Technology	By /s/ Stephen Quinn Name: Stephen Quinn Title: Director
By /s/ Simon Newitt Name: Simon Newitt Title: Vice President, Contracts Commercial Aviation
Place: São José dos Campos - SP Brazil	Place: Stamford, CT